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                                                                    EXHIBIT 23.5

                        CONSENT OF LEHMAN BROTHERS INC.

          We hereby consent to the use of our opinion to the Board of Directors of XOMA Corporation dated November 9, 1998, which is included as an Exhibit to this Registration Statement and as an Annex to the Proxy Statement/Prospectus and all references to our firm and such opinion included in such Proxy Statement/Prospectus forming a part of this Registration Statement or in any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Securities Act"). In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, and we do not thereby admit that we are experts with respect to any part of this Registration Statement or any subsequent registration statement filed pursuant to Rule 462(b) under the meaning of the term "expert" as used in the Securities Act.

                                    LEHMAN BROTHERS INC.

                                    By: /s/ Randolph A. Stuzin
                                        ----------------------
                                        Vice President
                                        Randolph A. Stuzin

New York, New York
November 25, 1998